                                                                      Exhibit 4

           [FORM OF SECOND SUPPLEMENTAL INDENTURE]


                        SECOND SUPPLEMENTAL INDENTURE (this
              "Second Supplemental Indenture") dated as of
               , 1996 among ROCKWELL INTERNATIONAL CORPORATION, a
              Delaware corporation (hereinafter called the
              "Company"), having its principal executive office at 2201 Seal Beach Boulevard, Seal Beach, California, 90740-8250, THE BOEING COMPANY, a Delaware corporation (hereinafter called the "Guarantor"), having its principal executive office at 7755 East Marginal Way South, Seattle, Washington 98108, and THE CHASE MANHATTAN BANK, a New York banking corporation (formerly known as Chemical Bank), as successor by merger to Manufacturers Hanover Trust Company, as trustee (hereinafter called the "Trustee"), having its principal corporate trust office in the Borough of Manhattan, The City of New York.


                   RECITALS OF THE COMPANY

          WHEREAS, the Company and the Trustee have entered into an Indenture dated as of October 1, 1982, as supplemented by a First Supplemental Indenture dated as of February 27, 1987 (hereinafter collectively called the "Indenture"), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities") to be issued in one or more series as provided for in the Indenture;

          WHEREAS, $300,000,000 in aggregate principal amount of 7-5/8% Notes due February 17, 1998 (the "7-5/8% Notes") have been issued as a series of Securities pursuant to the Indenture and are outstanding;

          WHEREAS, $300,000,000 in aggregate principal amount of 8-7/8% Notes due September 15, 1999 (the "8-7/8% Notes") have been issued as a series of Securities pursuant to the Indenture and are outstanding;


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                                                                               2


          WHEREAS, $200,000,000 in aggregate principal amount of 8-3/8% Notes due February 15, 2001 (the "8-3/8% Notes") have been issued as a series of Securities pursuant to the Indenture and are outstanding;

          WHEREAS, $300,000,000 in aggregate principal amount of 6-3/4% Notes due September 15, 2002 (the "6-3/4% Notes") have been issued as a series of Securities pursuant to the Indenture and are outstanding;

          WHEREAS, $200,000,000 in aggregate principal amount of 7-7/8% Notes due February 15, 2005 (the "7-7/8% Notes") have been issued as a series of Securities pursuant to the Indenture and are outstanding;

          WHEREAS, $300,000,000 in aggregate principal amount of 6-5/8% Notes due June 1, 2005 (the "6-5/8% Notes") have been issued as a series of Securities pursuant to the Indenture and are outstanding;

          WHEREAS, the Company desires to modify the Indenture with respect to the Securities as provided herein;
          WHEREAS, the Guarantor desires to provide for the unconditional and irrevocable guarantee by the Guarantor of the due and punctual payment of the principal of, premium, if any, interest on, and all other amounts due under, the Securities; and

          WHEREAS, all things necessary to make this Supplemental Indenture a valid supplemental indenture to the Indenture in accordance with the terms of the Indenture have been done and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

          NOW, THEREFORE, for consideration, the adequacy and sufficiency of which is hereby acknowledged by the parties hereto, each party agrees as follows, for the benefit of the other parties and for the equal and



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                                                                              3

proportionate benefit of all Holders of the Securities, as follows:

                          ARTICLE 1

                         AMENDMENTS


          SECTION 1.01.  The Guarantor is hereby made a party to the Indenture.

          SECTION 1.02. Article I of the Indenture is hereby amended by adding the following definitions to Section 1-1 in the appropriate alphabetic position:

          "CONSOLIDATED NET TANGIBLE ASSETS" shall mean the aggregate amount at which the assets of the Guarantor and all Guarantor Subsidiaries are reflected, in accordance with generally accepted accounting practices, on the asset side of the consolidated balance sheet, as at the close of a monthly accounting period (selected by the Guarantor) ending within 65 days next preceding the date of determination, of the Guarantor and its Guarantor Subsidiaries (after deducting all related depreciation, amortization and other valuation reserves), except capital lease property rights, and except goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, and after deducting from such amount current liabilities as reflected, in accordance with such practices, on said balance sheet.

          "GUARANTEE" means the guarantee set forth in Section 8-1 hereof. The Guarantee shall be deemed part of the Guaranteed Securities.

          "GUARANTEE EVENT OF DEFAULT" means, with respect to any series of Securities, (1) default in the performance, or breach, of any covenant or warranty of the Guarantor in Sections 8-2, 8-3 or 8-4 of this Indenture, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Guarantor by the Trustee or to the Guarantor and the Trustee by the record holders of at least 25% in principal amount of the Securities of such series at the time Outstanding a written notice specifying such default or breach and requiring it to


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                                                                              4


          be remedied and stating that such notice is a "Notice of Guarantee Default" hereunder; or

          (2) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Guarantor or of any substantial part of the property of the Guarantor, or ordering the winding up or liquidation of the affairs of the Guarantor, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

          (3) the commencement by the Guarantor of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Guarantor to the entry of a decree or order for relief in an involuntary case or proceeding under the Federal or state bankruptcy laws or to the commencement of any bankruptcy or insolvency case or proceeding against the Guarantor, or the filing by the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy law, or the consent by the Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of the property of the Guarantor, or the making by the Guarantor of an assignment for the benefit of creditors, or the admission by the Guarantor in writing of its inability to pay its debts generally as they become due.

          "GUARANTEED SECURITIES" means, collectively, the $300,000,000 in principal amount of 7-5/8% Notes, the $300,000,000 in principal amount of 8-7/8% Notes, the $200,000,000 in principal amount of 8-3/8% Notes, the $300,000,000 in principal amount of 6-3/4% Notes, the $200,000,000 in principal amount of 7-7/8% Notes and



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                                                                              5


          the $300,000,000 in principal amount of 6-5/8% Notes issued under the Indenture prior to the date of the Second Supplemental Indenture and remaining Outstanding as of such date and "Guaranteed Security" means any of such Securities.

          "GUARANTOR" means the corporation named as the "Guarantor" in the preamble of the Second Supplemental Indenture until a successor corporation shall have become the Guarantor pursuant to the applicable provisions of this Indenture, and thereafter, "Guarantor" shall mean such successor corporation.

          "GUARANTOR BOARD OF DIRECTORS" shall mean the board of directors of the Guarantor or any committee of such board duly authorized to act with respect hereto.

          "GUARANTOR INDENTURE" shall mean the Indenture dated as of August 15, 1991 between the Guarantor and The Chase Manhattan Bank (successor in interest to The Chase Manhattan Bank (National Association)) as Trustee, as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, and shall include the terms of any series of Guarantor Securities established as contemplated by Section 301 thereof; PROVIDED, HOWEVER, that if at any time more than one Person is acting as Guarantor Indenture Trustee thereunder, "Guarantor Indenture" shall mean, with respect to any one or more series of Guarantor Securities for which a Person is the Guarantor Indenture Trustee, the Guarantor Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof and shall include the terms of the or those particular series of Guarantor Securities for which such Person is the Guarantor Indenture Trustee established as contemplated by Section 301 thereof, exclusive, however, of any provisions or terms which relate solely to other series of Guarantor Securities for which such Person is the Guarantor Indenture Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental thereto executed and delivered after such Person had become such Guarantor Indenture



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                                                                              6

          Trustee but to which such Person, as such Guarantor Indenture Trustee, was not a party.

          "GUARANTOR INDENTURE TRUSTEE" shall mean The Chase Manhattan Bank (successor in interest to The Chase Manhattan Bank (National Association)) and, subject to the provisions of Article Six of the Guarantor Indenture, shall also include its successors and assigns, and, if at any time there is more than one Person acting as the Guarantor Indenture Trustee thereunder, "Guarantor Indenture Trustee", as used with respect to Guarantor Securities of any series, shall mean the Guarantor Indenture Trustee with respect to the Guarantor Securities of that series.

          "GUARANTOR SECURITIES" shall mean "Securities" as defined in the first recital of the Guarantor Indenture and shall more particularly mean any Guarantor Securities authenticated and delivered under the Guarantor Indenture; PROVIDED, HOWEVER, that if at any time there is more than one Person acting as the Guarantor Indenture Trustee under the Guarantor Indenture, "Guarantor Securities," with respect to the series as to which such Person is the Guarantor Indenture Trustee, shall mean "Securities" as defined in the first recital of the Guarantor Indenture and shall more particularly mean the Guarantor Securities authenticated and delivered under the Guarantor Indenture, exclusive, however, of Guarantor Securities of any series as to which such Person is not Guarantor Indenture Trustee.

          "GUARANTOR SECURITY REGISTER" and "GUARANTOR SECURITY REGISTRAR" shall mean "Security Register" and "Security Registrar", respectively, as defined in Section 305 of the Guarantor Indenture.

          "GUARANTOR SUBSIDIARY" shall mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Guarantor or by one or more other Guarantor Subsidiaries, or by the Guarantor and one or more other Guarantor Subsidiaries. For the purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.




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                                                                              7


          "MATURITY," when used with respect to any Security or Guarantor Security, shall mean the date on which the principal of such Security or Guarantor Security or an installment of principal becomes due and payable as therein, herein or in the Guarantor Indenture provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, Chairman of the Executive Committee, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company or the Guarantor, as the case may be, and delivered to the Trustee.

          "OPINION OF COUNSEL" means a written opinion of legal counsel, who may (except as otherwise expressly provided in this Indenture) be an employee of or of counsel for the Company or the Guarantor, as the case may be, and who shall be reasonably acceptable to the Trustee.

          "ORIGINAL ISSUE DISCOUNT SECURITY" shall mean any Guarantor Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Guarantor Indenture.

          "PAYMENT DEFAULT" with respect to any series of Securities shall mean an Event of Default referred to in Section 5-1(a), (b) or (c) of this Indenture with respect to such series of Securities.

          "PRINCIPAL PROPERTY" shall mean all real property and tangible personal property constituting a manufacturing plant located within the United States owned by the Guarantor or a Guarantor Subsidiary, exclusive of (i) motor vehicles, mobile materials-handling equipment and other rolling stock, (ii) office furnishings and equipment, information and electronic data processing equipment, (iii) any property financed through obligations issued by a state, territory or possession of the United States, or any political subdivision or instrumentality of the foregoing, on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a


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                                                                              8

          ruling issued by the Internal Revenue Service, includible in gross income of the holder by reason of Section 103(a)(1) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations, (iv) any real property held for development or sale, or (v) any property the gross book value of which (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) is less than 15% of Consolidated Net Tangible Assets or which the Guarantor Board of Directors determines is not material to the operation of the business of the Guarantor and its Guarantor Subsidiaries taken as a whole.

          "SALE AND LEASE-BACK TRANSACTION" of a corporation shall mean any arrangement whereby (i) property has been or is to be sold or transferred by such corporation to any Person with the intention on the part of such corporation of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life of such property and (ii) such property is in fact so leased by such corporation.

          "SECOND SUPPLEMENTAL INDENTURE" means the Second Supplemental
          Indenture dated as of           , 1996 to this Indenture.

          "STATED MATURITY," when used with respect to any Security or Guarantor Security or any installment of principal thereof or interest thereon, shall mean the date specified in such Security or Guarantor Security as the fixed date on which the principal of such Security or Guarantor Security or such installment of principal or interest is due and payable.

          SECTION 1.03. Article I of the Indenture is hereby amended by deleting the definitions of "Consolidated Funded Debt", "Funded Debt", "indebtedness", "Maturity", "Officers' Certificate", "Opinion of Counsel", "Principal Property", "Restricted Subsidiary", "Sale and Lease-Back Transaction", "Secured Debt", "Stated Maturity", "Stockholders Equity", "Unrestricted Subsidiary" and "Wholly-owned Restricted Subsidiary" from Section 1-1 thereof.



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                                                                              9

          SECTION 1.04. Article I of the Indenture is hereby amended by amending and restating Section 1-5 thereof as follows:

Section  1-5.  Notices, etc., to Trustee, Company and Guarantor.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Securityholder or by the Company or by the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its principal corporate trust office,

          (2) the Company by the Trustee or by any Securityholder or by the Guarantor shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee and the Guarantor by the Company, or

          (3) the Guarantor by the Trustee or by any Securityholder or by the Company shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Guarantor addressed to it at the address of its principal office specified in the preamble to the Second Supplemental Indenture or at any other address previously furnished in writing to the Trustee and the Company by the Guarantor".

          SECTION 1.05. Article I of the Indenture is hereby amended by adding the words "or the Guarantor" after the words "the Company" in Section 1-9 thereof.

          SECTION 1.06. Article III of the Indenture is hereby amended by amending and restating Section 3-8 thereof in its entirety as follows:

          Prior to due presentment for registration of transfer of any Security, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name any


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                                                                             10


          Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 3.07) interest on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

          SECTION 1.07. Article IV of the Indenture is hereby amended by adding the words "including the Guarantee" after the words "this Indenture" in Section 4-3 thereof the first time such words appear in such section. Article X of the Indenture is hereby amended by amending and restating the introductory clause to
Section 10-12 thereof as follows:

               "If this Section  10-12 has been specified in accordance with
          Section 3-1 to be applicable to Securities of any series, the Guarantor may omit to comply with any term, provision or condition set forth in Sections 8-2 and 8-3, and Section 5-1(h) with respect to Sections 8-2 and 8-3 shall be deemed not to be an Event of Default, in each case with respect to the Securities of that series, when"

               SECTION 1.08.  Article V of the Indenture is hereby amended by
(i) adding the words "and the Guarantor" after the words "the Company" in
Section 5-2 thereof the first and second time such words appear in such section,
(ii) adding the words "or the Guarantor" after the words "the Company" in subsection (1) of such section; (iii) replacing the words "The Company covenants" in Section 5-3 with the words "The Company and the Guarantor covenant," (iv) adding the words "or the Guarantor" after the words "the Company" all other times such words appear in such section and (v) amending and restating Section 5-1 thereof in its entirety as follows:

Section  5-1.  EVENTS OF DEFAULT.

               "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (a) default in the due and punctual payment of any interest upon any of the Securities of such series as




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                                                                             11

          and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

               (b) default in the due and punctual payment of the principal of (and premium, if any, on) any Securities of such series as and when the same shall become due and payable at Maturity or by declaration as authorized by this Indenture; or

               (c) default in making any mandatory or optional sinking fund payment provided for in Section 11-1 with respect to Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 5 days; or

               (d) failure on the part of the Company to duly observe or perform any other of the covenants or agreements on the part of the Company in such Securities or in this Indenture contained (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than such series) for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Securities of such series at the time Outstanding; or

               (e) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in an involuntary case under the Federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

               (f) the commencement by the Company of a voluntary case under the Federal bankruptcy laws, as now constituted or hereafter amended, or any other


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                                                                             12

          applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

               (g) any other Event of Default provided with respect to Securities of such series; or

               (h) the occurrence of a Guarantee Event of Default with respect to Securities of such series.

          SECTION 1.09. Article VII of the Indenture is hereby amended by amending and restating Section 7-4 thereof in its entirety as follows:

Section  7-4.  FILINGS BY THE COMPANY.

          The Company will

               (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then the Company will file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

               (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

               (c) transmit by mail to all Holders of Securities as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to SUBSECTIONS (A) and (B) of this Section as may be required by rules and regulations prescribed by the Commission; and

               (d) furnish to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this SUBSECTION (D), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

          SECTION 1.10. Article VII of the Indenture is hereby further amended by the addition of the following as Section 7-5 thereof.

Section  7-5.  FILINGS BY THE GUARANTOR.

          The Guarantor will

               (a) file with the Trustee, within 15 days after the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor is required to file with the Commission pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Guarantor is not required to file information, documents or reports pursuant to either of such Sections, then the Guarantor will file with the Trustee and the Commission, in accordance with rules and



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                                                                             14

          regulations prescribed by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

               (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance by the Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

               (c) transmit by mail to all Holders of Securities as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Guarantor pursuant to SUBSECTIONS (A) and (B) of this Section as may be required by rules and regulations prescribed by the Commission; and

               (d) furnish to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Guarantor's compliance with all conditions and covenants under this Indenture. For purposes of this SUBSECTION (D), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

          SECTION 1.11. Article VIII of the Indenture is hereby deleted and replaced in its entirety with the following:

                        ARTICLE VIII

                          GUARANTEE

          Section  8-1.  GUARANTEE.

          The Guarantor hereby unconditionally and irrevocably guarantees to each Holder of a Guaranteed Security and the Trustee the due and punctual payment of the principal of, premium, if any, interest on, and all other amounts due under, the Guaranteed Securities, when and as the same shall become due and payable, whether at Maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements or both, according to the terms of the Guaranteed Securities and this Indenture. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of any such Guaranteed Security or this Indenture, any change or amendment thereto, the absence of any action to enforce the same, any waiver or consent by the Trustee or the Holder of such Guaranteed Security with respect to any provision of such Guaranteed Security or this Indenture, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor; PROVIDED, HOWEVER, that nothing contained herein shall constitute or be deemed to constitute a waiver by the Guarantor of presentment or demand of payment or notice to the Guarantor with respect to such Guaranteed Security and the obligations evidenced thereby or hereby. The Guarantor further waives any right of set-off or counterclaim it may have against any Holder of any Guaranteed Security arising from any other obligations any such Holder may have to the Company or the Guarantor. The Guarantor covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Guaranteed Securities, this Indenture and the Guarantee.

          The Guarantor shall be subrogated to all rights against the Company of any Holder in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guarantee; PROVIDED, HOWEVER, that the Guarantor shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation only after the principal of and interest on all Guaranteed Securities and all other amounts owed to the Holders hereunder have been paid in full.

          This Guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment of the principal of or interest on any of the

          Guaranteed Securities or any other amounts owed to the Holders hereunder is rescinded or must otherwise be returned by such Holders upon the insolvency, bankruptcy or reorganization of the Company or the Guarantor or otherwise, all as though such payment had not been made.

          Section  8-2.  LIMITATIONS ON LIENS.

               (a) The Guarantor will not, and will not permit any Guarantor Subsidiary to, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (herein referred to for purposes of this Section 8-2 and Section 8-3 as "indebtedness") secured by any mortgage, security interest, pledge or lien (herein referred to for purposes of this Section 8-2 and Section 8-3 as a "mortgage") of or upon any Principal Property, or shares of capital stock or evidences of indebtedness for borrowed money issued by any Guarantor Subsidiary and owned by the Guarantor or any Guarantor Subsidiary whether owned at the date of the effectiveness of the Second Supplemental Indenture or thereafter acquired, without making effective provision, and the Guarantor in each case will make or cause to be made effective provision, whereby the Guarantor's obligations under the Guarantee shall be secured by such mortgage equally and ratably with any and all other indebtedness thereby secured, so long as such indebtedness shall be so secured (for the purpose of providing such equal and ratable security the principal amount of the Guarantor's obligations under the Guarantee shall mean and shall not be less than that principal amount of the Securities that could be declared to be due and payable pursuant to Section 5-2 on the date of the making of such effective provision and the extent of such equal and ratable security shall be adjusted as and when said principal amount changes over time pursuant to Section 5-2 and any other provision of this Indenture or the Securities); PROVIDED, HOWEVER, that the foregoing restriction shall not apply to indebtedness secured by any of the following:

               (1) mortgages on any property existing at the time of acquisition thereof or at the date of the effectiveness of the Second Supplemental Indenture;

               (2) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Guarantor or a Guarantor

          Subsidiary or a Guarantor Subsidiary is merged into such corporation or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to the Guarantor or a Guarantor Subsidiary, PROVIDED that such mortgage as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by the Guarantor or such Guarantor Subsidiary immediately prior thereto;

               (3) mortgages on property of a corporation existing at the time such corporation first becomes a Guarantor Subsidiary;

               (4) mortgages securing indebtedness of a Guarantor Subsidiary to the Guarantor or to another Guarantor Subsidiary;

               (5) mortgages on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving all or any part of such property, or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, PROVIDED the commitment of the creditor to extend the credit secured by any such mortgage shall have been obtained not later than 120 days after the later of (a) the completion of the acquisition, substantial repair or alteration, construction, development or substantial improvement of such property or (b) the placing in operation of such property or of such property as so substantially repaired or altered, constructed, developed or substantially improved;

               (6) mechanic's liens, tax liens, liens in favor of any governmental body to secure progress, advance or other payments or the acquisition of real or personal property from such governmental body pursuant to any contract or provision of any statute, and other liens, charges and encumbrances incidental to construction, to the conduct of business or the ownership of property of the Guarantor or any Guarantor Subsidiary which were not incurred in connection with the borrowing of money or the obtaining of advances or credits or the acquisition of property and do not in the aggregate materially impair the use of any Principal Property for

                                                                             18
          the purposes for which it is held or which are being contested in good faith by the Guarantor or such Guarantor Subsidiary; or

               (7) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (1) to (6), inclusive, PROVIDED, HOWEVER, that the principal amount of indebtedness secured thereby and not otherwise authorized by said clauses (1) to (6), inclusive, shall not exceed the principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

               (b) Notwithstanding the provisions of Section 8-2(a), the Guarantor or any Guarantor Subsidiary may issue, assume or guarantee indebtedness secured by mortgages which would otherwise be subject to the restrictions of Section 8-2(a) in an aggregate amount which, together with all attributable debt outstanding pursuant to Section 8-3(b) and all indebtedness outstanding pursuant to this Section 8-2(b) does not at the time of such issuance, assumption or guarantee of secured indebtedness exceed 15% of Consolidated Net Tangible Assets.

          Section  8-3.  LIMITATIONS ON SALE AND LEASE-BACK TRANSACTIONS.

               (a) the Guarantor will not, nor will it permit any Guarantor Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property (except for a transaction providing for a lease for a term, including any renewal thereof, of not more than three years, except for a transaction between the Guarantor and a Guarantor Subsidiary or between Guarantor Subsidiaries and except for any lease of property acquired after the date of the effectiveness of the Second Supplemental Indenture if the rent payable by the Guarantor or such Guarantor Subsidiary thereunder is to be reimbursed under a contract with the government of the United States or any instrumentality or agency thereof), if the commitment by or on behalf of the purchaser is obtained more than 120 days after the later of (i) the completion of the acquisition, substantial repair or alteration, construction, development or substantial improvement of such

          Principal Property or (ii) the placing in operation of such Principal Property or of such Principal Property as so substantially repaired or altered, constructed, developed or substantially improved, unless either (x) the Guarantor or such Guarantor Subsidiary would be entitled pursuant to Section 8-2(a) to issue, assume or guarantee debt secured by a mortgage on such Principal Property without equally and ratably securing the Guarantor's obligations under the Guarantee or (y) the Guarantor shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof (but not in excess of the net book value of such Principal Property at the date of such sale or transfer) and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair value (as determined by the Guarantor Board of Directors) of the Principal Property so leased to the retirement, within 180 days after the effective date of such Sale and Lease-Back Transaction, of Securities, Guarantor Securities or other indebtedness of the Guarantor or a Guarantor Subsidiary; PROVIDED, HOWEVER, that the amount to be applied to any such retirement of Securities or the Guarantor Securities shall be reduced by an amount equal to the sum of
          (A) an amount equal to the principal amount of Securities or Guarantor Securities delivered within 180 days after the effective date of such Sale and Lease-Back Transaction to the Trustee or the Guarantor Indenture Trustee, as the case may be, for retirement and cancellation (for purposes of making such calculation the principal amount of Original Issue Discount Securities so retired or cancelled shall mean the portion thereof that could have been declared due and payable pursuant to Section 502 of the Guarantor Indenture at the time retired and cancelled) and (B) the principal amount, plus any premium or fee paid in connection with any redemption in accordance with the terms, of other indebtedness voluntarily retired by the Guarantor within such 180-day period, excluding retirements pursuant to prepayment provisions and payments at Maturity.

               (b) Notwithstanding the provisions of Section 8-3(a), the Guarantor or any Guarantor Subsidiary may enter into a Sale and Lease-Back Transaction which would otherwise be subject to the restrictions of Section 8-3(a) so as to create an aggregate amount of attributable debt which, together with all indebtedness outstanding pursuant to Section 8-2(b), and all attributable debt outstanding pursuant to this Section 8-3(b), does not at the time of such Sale and Lease-Back Transaction exceed 15% of Consolidated Net Tangible Assets. "Attributable debt" in respect of any Sale and Lease-Back Transaction means, as of the time of the determination, the lesser of
          (i) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease and (ii) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with generally accepted financial practice, included in the rental payments or, if such interest factor cannot be readily determined, at a rate of interest of 10% per annum, compounded semiannually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

          Section 8-4. CONSOLIDATIONS AND MERGERS OF THE GUARANTOR AND CONVEYANCES PERMITTED SUBJECT TO CERTAIN CONDITIONS.

               (a) The Guarantor may consolidate with, or sell or convey all or substantially all its assets to, or merge into any other corporation; PROVIDED, HOWEVER, that in any such case, (i) the Guarantor is the surviving corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a State thereof and such corporation shall expressly assume the due and punctual performance and observance of all the covenants and conditions of the Guarantor under the Guarantee and of the other covenants and conditions of this Indenture to be performed or observed by the Guarantor by a supplemental indenture, executed and delivered to the Trustee by such corporation and (ii) immediately after such merger or consolidation or such sale or conveyance, no Payment Default or Guarantee Event of Default, and no event that, after notice or lapse of time or both, would become a Payment Default or Guarantee Event of Default shall have occurred and be continuing.

               (b) In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as the Guarantor, and the predecessor corporation shall be relieved of any further obligation hereunder.

               (c) The Trustee shall receive an Officers' Certificate and an Opinion of Counsel each stating that any such consolidation, merger, sale or conveyance, and any such assumption, and all conditions precedent herein provided for relating to such transaction have been complied with.

          Section  8-5.  NOTATION OF GUARANTEE.

          The Guarantee may, but need not be, noted on the reverse of any Guaranteed Security authenticated and delivered by the Trustee after the date of the Second Supplemental Indenture.

          The Guarantor hereby agrees that the Guarantee set forth in Section 8-1 hereof shall remain in full force and effect and shall apply to each Guaranteed Security executed, authenticated, issued and delivered under this Indenture, whether or not a notation of the Guarantee is
          endorsed on such Guaranteed Security.   The execution and delivery by
          the Company and the Guarantor of the Second Supplemental Indenture to the Trustee shall constitute delivery of the Guarantee set forth herein on behalf of the Guarantor with respect to all Outstanding Guaranteed Securities.

          Section 8-6. DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS OF THE GUARANTOR EXEMPT FROM PERSONAL LIABILITY.

          No director, officer, employee or stockholder as such, of the Guarantor shall have any liability for any obligations of the Guarantor with respect to the Guaranteed Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation; and any and all such personal liability is expressly waived and released as a condition of, and as consideration for, the execution of the Second Supplemental Indenture by the Guarantor and the issuance of the Guarantee.

          SECTION 1.12. Article IX of the Indenture is hereby amended by adding the words "the Guarantor" after the words "Board Resolution," in the introductory clause to Section 9-1 thereof and by adding the words "(including the Guarantee)" after the words "this Indenture" in clause (3) of Section 9-1 thereof and by renumbering clause (9) of Section 9-1 thereof as clause (10) and adding the following as clause (9):

               "(9) to evidence the succession of another corporation to the Guarantor, and the assumption by any such successor of the covenants of the Guarantor herein and in the Securities contained; or"

          Article IX of the Indenture is hereby further amended by adding the words "the Guarantor" after the words "Board Resolution," in the introductory clause to Section 9-2.

          SECTION 1.13.  Article X of the Indenture shall be amended by deleting
Section  10-4, Section  10-5, Section  10-6, Section  10-8, Section  10-9,
Section  10-10 and Section  10-11 in their entirety.

                          ARTICLE 2

                        MISCELLANEOUS

          SECTION 2.01. Notwithstanding anything contained in this Second Supplemental Indenture to the contrary, none of the provisions contained in
Article 1 hereof will become effective or be of any force or effect until the Effectiveness Date (as defined in Section 2.03 below) has occurred.

          SECTION 2.02. The Trustee will deliver a copy of the Guarantee to each record holder of Securities as of the Effectiveness Date, as soon as practicable after the Effectiveness Date.

          SECTION 2.03. For purposes of this Second Supplemental Indenture, the "Effectiveness Date" means the date on which the later of the following events occurs: (i) this Second Supplemental Indenture has been duly executed and delivered by the parties hereto and (ii) the Effective Time, as defined in the Agreement and Plan of Merger dated as of July 31, 1996 among the Company, Boeing and Boeing NA, Inc., shall have occurred or shall be simultaneously occurring.

          SECTION 2.04. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture with respect to the Securities and, as provided in the Indenture, this Second Supplemental Indenture forms a part thereof with respect to the Securities. Except as herein modified, the Indenture is in all respects ratified and confirmed with respect to the Securities and all the terms, provisions and conditions thereof shall be and remain in full force and effect with respect to the Securities and every Holder of Securities shall be bound hereby. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture.

          SECTION 2.05. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any other provision hereof or of the Indenture which provision is required to be included in the Indenture by any of the provisions of the TIA, such required provision shall control.

          SECTION 2.06. All covenants and agreements in this Second Supplemental Indenture by the Company or the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

          SECTION 2.07. If any provision of this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 2.08. This Second Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

          SECTION 2.09. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

          SECTION 2.10. Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

          SECTION 2.11. The recitals contained herein shall be taken as the statements of the Company and the Guarantor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.


          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.




[Seal]                       ROCKWELL INTERNATIONAL
                             CORPORATION,
Attest:
                               by


---------------------        -------------------------
Assistant Secretary          Name:
                             Title:



[Seal]                       THE BOEING COMPANY,

Attest:                        by



---------------------        -------------------------
Assistant Secretary          Name:
                             Title:

[Seal]



                             THE CHASE MANHATTAN BANK,
                             as Trustee,
Attest:
                               by



---------------------        -------------------------
Assistant Secretary          Name:
                             Title:

STATE OF NEW YORK,  )
                    ) ss.:
COUNTY OF NEW YORK, )



          On this   the day of         , 1996, before me personally appeared
                   , to me known, who being by me duly sworn, did depose and say
that he resides at                                                  ; that he is
the              of ROCKWELL INTERNATIONAL CORPORATION, one of the parties
described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

Sworn to before me this
   the day of         ,
1996.


---------------------------
       Notary Public

STATE OF NEW YORK,  )
                    ) ss.:
COUNTY OF NEW YORK, )



          On this   the day of         , 1996, before me personally appeared
                   , to me known, who being by me duly sworn, did depose and say
that he resides at                                                  ; that he is
an             of THE CHASE MANHATTAN BANK, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

Sworn to before me this
   the day of         ,
1996.


--------------------------------
         Notary Public

STATE OF WASHINGTON, )
                     ) ss.:
COUNTY OF KING,      )



         On this   the day of         , 1996, before me personally appeared
                   , to me known, who being by me duly sworn, did depose and say
that he resides at                                                  ; that he is
an             of THE BOEING COMPANY, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

Sworn to before me this
   the day of        ,
1996.


---------------------------
       Notary Public